October 27, 2025                                        Exhibit 99.1

Park National Corporation reports financial results
for third quarter and first nine months of 2025

NEWARK, Ohio ‒ Park National Corporation (Park) (NYSE American: PRK) today reported financial results for the third quarter and first nine months of 2025. Park's board of directors declared a quarterly cash dividend of $1.07 per common share and a special one-time dividend of $1.25 per common share, both payable on December 10, 2025, to common shareholders of record as of November 21, 2025.

“Our performance is sustained by the strength of our team and the faith our customers place in us to be there for them when, where and how they think best,” said Park CEO and Chairman David L. Trautman. “As we enter the final quarter of 2025, we remain focused on deepening relationships with our customers and communities and on delivering consistent, long-term results for our stakeholders.”

Park’s net income for the third quarter of 2025 was $47.2 million, a 23.4 percent increase from $38.2 million for the third quarter of 2024. Third quarter of 2025 net income per diluted common share was $2.92, compared to $2.35 for the third quarter of 2024. Park's net income for the first nine months of 2025 was $137.4 million, a 21.8 percent increase from $112.8 million for the first nine months of 2024. Net income per diluted common share for the first nine months of 2025 was $8.48, compared to $6.95 for the first nine months of 2024.

Park's total loans increased 2.2 percent (3.0 percent annualized) during the first nine months of 2025 and increased 3.4 percent for the 12-month period ended September 30, 2025.

“Our third quarter results reflect the continued momentum we’ve built across the organization,” said Park President Matthew R. Miller. “With a disciplined approach to expense management, a focus on relationship-driven banking and an unwavering commitment to execution, we deliver measurable value for our customers, communities and shareholders. The dedication of our bankers combined with their passion for service and excellence is the foundation of our success.”

Park's reported period end deposits increased 2.3 percent (3.1 percent annualized) during the first nine months of 2025, with an increase of 2.7 percent (3.6 percent annualized), including deposits that Park moved off balance sheet as of September 30, 2025. Park's reported period end deposits increased 1.4 percent for the 12-month period ended September 30, 2025, with an increase of 3.2 percent, including deposits that Park moved off balance sheet as of September 30, 2025. The combination of solid loan growth and steady deposits continue to contribute to Park's success in the first nine months of 2025.

Headquartered in Newark, Ohio, Park National Corporation has $9.9 billion in total assets (as of September 30, 2025). Park's banking operations are conducted through its subsidiary, The Park National Bank. Other Park subsidiaries are Scope Leasing, Inc. (d.b.a. Scope Aircraft Finance), Park Investments, Inc. and SE Property Holdings, LLC.

Complete financial tables are listed below.

Category: Earnings
Media contact: Michelle Hamilton, 740.349.6014, media@parknationalbank.com
Investor contact: Brady Burt, 740.322.6844, investor@parknationalbank.com
Park National Corporation, 50 N. Third Street, Newark, Ohio 43055

Park National Corporation
50 N. Third Street, Newark, Ohio 43055
www.parknationalcorp.com

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Park cautions that any forward-looking statements contained in this news release or made by management of Park are provided to assist in the understanding of anticipated future financial performance. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance. The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties, including those described in Park's Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as updated by our filings with the SEC. Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements.

Risks and uncertainties that could cause actual results to differ include, without limitation: (1) the ability to execute our business plan successfully and manage strategic initiatives; (2) the impact of current and future economic and financial market conditions, including unemployment rates, inflation, interest rates, supply-demand imbalances, and geopolitical matters; (3) factors impacting the performance of our loan portfolio, including real estate values, financial health of borrowers, and loan concentrations; (4) the effects of monetary and fiscal policies, including interest rates, money supply, and inflation; (5) changes in federal, state, or local tax laws; (6) the impact of changes in governmental policy and regulatory requirements on our operations; (7) changes in consumer spending, borrowing, and saving habits; (8) changes in the performance and creditworthiness of customers, suppliers, and counterparties; (9) increased credit risk and higher credit losses due to loan concentrations; (10) volatility in mortgage banking income due to interest rates and demand; (11) adequacy of our internal controls and risk management programs; (12) competitive pressures among financial services organizations; (13) uncertainty regarding changes in banking regulations and other regulatory requirements; (14) our ability to meet heightened supervisory requirements and expectations; (15) the impact of changes in accounting policies and practices on our financial condition; (16) the reliability and accuracy of assumptions and estimates used in applying critical accounting estimates; (17) the potential for higher future credit losses due to changes in economic assumptions; (18) the ability to anticipate and respond to technological changes and our reliance on third-party vendors; (19) operational issues related to and capital spending necessitated by the implementation of information technology systems on which we are highly dependent; (20) the ability to secure confidential information and deliver products and services through computer systems and telecommunications networks; (21) the impact of security breaches or failures in operational systems; (22) the impact of geopolitical instability and trade policies on our operations including the imposition of tariffs and retaliatory tariffs; (23) the impact of changes in credit ratings of government debt and financial stability of sovereign governments; (24) the effect of stock market price fluctuations on our asset and wealth management businesses; (25) litigation and regulatory compliance exposure; (26) availability of earnings and excess capital for dividend declarations; (27) the impact of fraud, scams, and schemes on our business; (28) the impact of natural disasters, pandemics, and other emergencies on our operations; (29) potential deterioration of the economy due to financial, political, or other shocks; (30) impact of healthcare laws and potential changes on our costs and operations; (31) the ability to grow deposits and maintain adequate deposit levels, including by mitigating the effect of unexpected deposit outflows on our financial condition; and (32) other risk factors related to the banking industry.

Park does not undertake, and specifically disclaims any obligation, to publicly release the results of any revisions that may be made to update any forward-looking statement to reflect the events or circumstances after the date on which the forward-looking statement was made, or reflect the occurrence of unanticipated events, except to the extent required by law.
Park National Corporation
50 N. Third Street, Newark, Ohio 43055
www.parknationalcorp.com

PARK NATIONAL CORPORATION
Financial Highlights
As of or for the three months ended September 30, 2025, June 30, 2025 and September 30, 2024

	2025	2025	2024	Percent change 3Q '25 vs.
(in thousands, except common share and per common share data and ratios)	3rd QTR	2nd QTR	3rd QTR	2Q '25	3Q '24
INCOME STATEMENT:
Net interest income	$111,017	$108,991	$101,114	1.9%	9.8%
Provision for credit losses	4,030	2,853	5,315	41.3%	(24.2)%
Other income	30,574	32,186	36,530	(5.0)%	(16.3)%
Other expense	79,463	78,977	85,681	0.6%	(7.3)%
Income before income taxes	$58,098	$59,347	$46,648	(2.1)%	24.5%
Income taxes	10,940	11,228	8,431	(2.6)%	29.8%
Net income	$47,158	$48,119	$38,217	(2.0)%	23.4%

MARKET DATA:
Earnings per common share - basic (a)	$2.93	$2.98	$2.37	(1.7)%	23.6%
Earnings per common share - diluted (a)	2.92	2.97	2.35	(1.7)%	24.3%
Quarterly cash dividend declared per common share	1.07	1.07	1.06	—%	0.9%
Book value per common share at period end	82.87	80.55	76.74	2.9%	8.0%
Market price per common share at period end	162.53	167.26	167.98	(2.8)%	(3.2)%
Market capitalization at period end	2,612,076	2,688,093	2,713,152	(2.8)%	(3.7)%

Weighted average common shares - basic (b)	16,071,347	16,129,951	16,151,640	(0.4)%	(0.5)%
Weighted average common shares - diluted (b)	16,173,271	16,215,565	16,264,393	(0.3)%	(0.6)%
Common shares outstanding at period end	16,071,347	16,071,347	16,151,640	—%	(0.5)%

PERFORMANCE RATIOS: (annualized)
Return on average assets (a)(b)	1.83%	1.92%	1.53%	(4.7)%	19.6%
Return on average shareholders' equity (a)(b)	14.19%	14.96%	12.56%	(5.1)%	13.0%
Yield on loans	6.34%	6.37%	6.24%	(0.5)%	1.6%
Yield on investment securities	3.04%	3.21%	3.74%	(5.3)%	(18.7)%
Yield on money market instruments	4.44%	4.34%	5.38%	2.3%	(17.5)%
Yield on interest earning assets	5.90%	5.95%	5.88%	(0.8)%	0.3%
Cost of interest bearing deposits	1.74%	1.73%	2.06%	0.6%	(15.5)%
Cost of borrowings	3.55%	3.92%	3.97%	(9.4)%	(10.6)%
Cost of paying interest bearing liabilities	1.80%	1.83%	2.15%	(1.6)%	(16.3)%
Net interest margin (g)	4.72%	4.75%	4.45%	(0.6)%	6.1%
Efficiency ratio (g)	55.85%	55.68%	61.98%	0.3%	(9.9)%

OTHER DATA (NON-GAAP) AND BALANCE SHEET INFORMATION:
Tangible book value per common share (d)	$72.77	$70.44	$66.62	3.3%	9.2%
Average interest earning assets	9,388,308	9,252,016	9,100,594	1.5%	3.2%
Pre-tax, pre-provision net income (j)	62,128	62,200	51,963	(0.1)%	19.6%

Note: Explanations for footnotes (a) - (k) are included at the end of the financial tables in the "Financial Reconciliations" section.

Park National Corporation
50 N. Third Street, Newark, Ohio 43055
www.parknationalcorp.com

PARK NATIONAL CORPORATION
Financial Highlights (continued)
As of or for the three months ended September 30, 2025, June 30, 2025 and September 30, 2024

				Percent change 3Q '25 vs.
(in thousands, except ratios)	September 30, 2025	June 30, 2025	September 30, 2024	2Q '25	3Q '24
BALANCE SHEET:
Investment securities	$926,934	$1,062,526	$1,233,297	(12.8)%	(24.8)%
Loans	7,992,753	7,963,221	7,730,984	0.4%	3.4%
Allowance for credit losses	91,758	89,785	87,237	2.2%	5.2%
Goodwill and other intangible assets	162,237	162,485	163,320	(0.2)%	(0.7)%
Other real estate owned (OREO)	638	638	1,119	—%	(43.0)%
Total assets	9,862,068	9,949,578	9,903,049	(0.9)%	(0.4)%
Total deposits	8,329,924	8,237,766	8,214,671	1.1%	1.4%
Borrowings	78,126	285,582	306,964	(72.6)%	(74.5)%
Total shareholders' equity	1,331,821	1,294,480	1,239,413	2.9%	7.5%
Tangible equity (d)	1,169,584	1,131,995	1,076,093	3.3%	8.7%
Total nonperforming loans	90,571	65,507	71,541	38.3%	26.6%
Total nonperforming assets	91,209	66,145	72,660	37.9%	25.5%

ASSET QUALITY RATIOS:
Loans as a % of period end total assets	81.05%	80.04%	78.07%	1.3%	3.8%
Total nonperforming loans as a % of period end loans	1.13%	0.82%	0.93%	37.8%	21.5%
Total nonperforming assets as a % of period end loans + OREO + other nonperforming assets	1.14%	0.83%	0.94%	37.3%	21.3%
Allowance for credit losses as a % of period end loans	1.15%	1.13%	1.13%	1.8%	1.8%
Net loan charge-offs	$2,057	$1,198	$4,653	71.7%	(55.8)%
Annualized net loan charge-offs as a % of average loans (b)	0.10%	0.06%	0.24%	66.7%	(58.3)%

CAPITAL & LIQUIDITY:
Total shareholders' equity / Period end total assets	13.50%	13.01%	12.52%	3.8%	7.8%
Tangible equity (d) / Tangible assets (f)	12.06%	11.57%	11.05%	4.2%	9.1%
Average shareholders' equity / Average assets (b)	12.88%	12.80%	12.20%	0.6%	5.6%
Average shareholders' equity / Average loans (b)	16.60%	16.28%	15.76%	2.0%	5.3%
Average loans / Average deposits (b)	92.68%	94.37%	92.69%	(1.8)%	—%

Note: Explanations for footnotes (a) - (k) are included at the end of the financial tables in the "Financial Reconciliations" section.

Park National Corporation
50 N. Third Street, Newark, Ohio 43055
www.parknationalcorp.com

PARK NATIONAL CORPORATION
Financial Highlights
Nine months ended September 30, 2025 and September 30, 2024

	2025	2024
(in thousands, except common share and per common share data and ratios)	Nine months ended September 30	Nine months ended September 30	Percent change '25 vs '24
INCOME STATEMENT:
Net interest income	$324,385	$294,574	10.1%
Provision for credit losses	7,639	10,608	(28.0)%
Other income	88,506	91,524	(3.3)%
Other expense	236,604	238,098	(0.6)%
Income before income taxes	$168,648	$137,392	22.7%
Income taxes	31,214	24,602	26.9%
Net income	$137,434	$112,790	21.8%

MARKET DATA:
Earnings per common share - basic (a)	$8.53	$6.99	22.0%
Earnings per common share - diluted (a)	8.48	6.95	22.0%
Quarterly cash dividend declared per common share	3.21	3.18	0.9%

Weighted average common shares - basic (b)	16,120,213	16,139,335	(0.1)%
Weighted average common shares - diluted (b)	16,209,261	16,231,766	(0.1)%

PERFORMANCE RATIOS: (annualized)
Return on average assets (a)(b)	1.82%	1.53%	19.0%
Return on average shareholders' equity (a)(b)	14.21%	12.77%	11.3%
Yield on loans	6.32%	6.12%	3.3%
Yield on investment securities	3.17%	3.83%	(17.2)%
Yield on money market instruments	4.42%	5.41%	(18.3)%
Yield on interest earning assets	5.90%	5.77%	2.3%
Cost of interest bearing deposits	1.74%	2.00%	(13.0)%
Cost of borrowings	3.82%	4.11%	(7.1)%
Cost of paying interest bearing liabilities	1.83%	2.11%	(13.3)%
Net interest margin (g)	4.70%	4.37%	7.6%
Efficiency ratio (g)	57.03%	61.38%	(7.1)%

ASSET QUALITY RATIOS:
Net loan charge-offs	$3,847	$7,116	(45.9)%
Annualized net loan charge-offs as a % of average loans (b)	0.07%	0.13%	(46.2)%

CAPITAL & LIQUIDITY:
Average shareholders' equity / Average assets (b)	12.78%	11.96%	6.9%
Average shareholders' equity / Average loans (b)	16.37%	15.56%	5.2%
Average loans / Average deposits (b)	93.53%	92.11%	1.5%

OTHER DATA (NON-GAAP) AND BALANCE SHEET INFORMATION:
Average interest earning assets	9,284,221	9,055,400	2.5%
Pre-tax, pre-provision net income (j)	176,287	148,000	19.1%

Note: Explanations for footnotes (a) - (k) are included at the end of the financial tables in the "Financial Reconciliations" section.

Park National Corporation
50 N. Third Street, Newark, Ohio 43055
www.parknationalcorp.com

PARK NATIONAL CORPORATION
Consolidated Statements of Income

	Three Months Ended		Nine Months Ended
	September 30		September 30
(in thousands, except share and per share data)	2025	2024	2025	2024

Interest income:
Interest and fees on loans	$126,648	$120,203	$372,839	$346,732
Interest on debt securities:
Taxable	5,644	10,228	19,467	33,077
Tax-exempt	1,520	1,381	4,292	4,173
Other interest income	5,140	1,996	11,050	5,370
Total interest income	138,952	133,808	407,648	389,352

Interest expense:
Interest on deposits:
Demand and savings deposits	20,499	22,762	57,990	62,987
Time deposits	5,501	7,073	18,092	21,936
Interest on borrowings	1,935	2,859	7,181	9,855
Total interest expense	27,935	32,694	83,263	94,778

Net interest income	111,017	101,114	324,385	294,574

Provision for credit losses	4,030	5,315	7,639	10,608

Net interest income after provision for credit losses	106,987	95,799	316,746	283,966

Other income	30,574	36,530	88,506	91,524

Other expense	79,463	85,681	236,604	238,098

Income before income taxes	58,098	46,648	168,648	137,392

Income taxes	10,940	8,431	31,214	24,602

Net income	$47,158	$38,217	$137,434	$112,790

Per common share:
Net income - basic	$2.93	$2.37	$8.53	$6.99
Net income - diluted	$2.92	$2.35	$8.48	$6.95

Weighted average common shares - basic	16,071,347	16,151,640	16,120,213	16,139,335
Weighted average common shares - diluted	16,173,271	16,264,393	16,209,261	16,231,766

Cash dividends declared:
Quarterly dividend	$1.07	$1.06	$3.21	$3.18

Park National Corporation
50 N. Third Street, Newark, Ohio 43055
www.parknationalcorp.com

PARK NATIONAL CORPORATION
Consolidated Balance Sheets

(in thousands, except share data)	September 30, 2025	December 31, 2024

Assets

Cash and due from banks	$121,559	$122,363
Money market instruments	97,347	38,203
Investment securities	926,934	1,100,861
Loans	7,992,753	7,817,128
Allowance for credit losses	(91,758)	(87,966)
Loans, net	7,900,995	7,729,162
Bank premises and equipment, net	62,182	69,522
Goodwill and other intangible assets	162,237	163,032
Other real estate owned	638	938
Other assets	590,176	581,269
Total assets	$9,862,068	$9,805,350

Liabilities and Shareholders' Equity

Deposits:
Noninterest bearing	$2,601,666	$2,612,708
Interest bearing	5,728,258	5,530,818
Total deposits	8,329,924	8,143,526
Borrowings	78,126	280,083
Other liabilities	122,197	137,893
Total liabilities	$8,530,247	$8,561,502

Shareholders' Equity:
Preferred shares (200,000 shares authorized; no shares outstanding at September 30, 2025 or December 31, 2024)	$—	$—
Common shares (No par value; 40,000,000 shares authorized at September 30, 2025 and 20,000,000 at December 31, 2024; 17,623,104 shares issued at September 30, 2025 and December 31, 2024)	463,032	463,706
Accumulated other comprehensive loss, net of taxes	(25,696)	(46,175)
Retained earnings	1,062,557	977,599
Treasury shares (1,551,757 shares at September 30, 2025 and 1,464,122 shares at December 31, 2024)	(168,072)	(151,282)
Total shareholders' equity	$1,331,821	$1,243,848
Total liabilities and shareholders' equity	$9,862,068	$9,805,350

Park National Corporation
50 N. Third Street, Newark, Ohio 43055
www.parknationalcorp.com

PARK NATIONAL CORPORATION
Consolidated Average Balance Sheets

	Three Months Ended		Nine Months Ended
	September 30		September 30
(in thousands)	2025	2024	2025	2024

Assets

Cash and due from banks	$123,603	$124,825	$121,804	$131,125
Money market instruments	458,912	147,708	334,171	132,681
Investment securities	979,815	1,242,969	1,036,714	1,298,657
Loans	7,941,709	7,680,657	7,899,466	7,583,833
Allowance for credit losses	(90,522)	(86,623)	(89,380)	(85,367)
Loans, net	7,851,187	7,594,034	7,810,086	7,498,466
Bank premises and equipment, net	63,863	71,913	66,200	73,386
Goodwill and other intangible assets	162,400	163,509	162,666	163,820
Other real estate owned	651	1,214	536	1,230
Other assets	595,634	574,461	588,565	565,950
Total assets	$10,236,065	$9,920,633	$10,120,742	$9,865,315

Liabilities and Shareholders' Equity

Deposits:
Noninterest bearing	$2,636,936	$2,521,083	$2,614,215	$2,554,232
Interest bearing	5,931,591	5,765,082	5,831,973	5,678,898
Total deposits	8,568,527	8,286,165	8,446,188	8,233,130
Borrowings	216,140	286,763	251,299	320,353
Other liabilities	133,121	137,140	130,220	131,689
Total liabilities	$8,917,788	$8,710,068	$8,827,707	$8,685,172

Shareholders' Equity:
Preferred shares	$—	$—	$—	$—
Common shares	461,869	460,524	462,043	461,193
Accumulated other comprehensive loss, net of taxes	(29,893)	(60,415)	(34,672)	(67,130)
Retained earnings	1,054,373	962,496	1,024,908	939,387
Treasury shares	(168,072)	(152,040)	(159,244)	(153,307)
Total shareholders' equity	$1,318,277	$1,210,565	$1,293,035	$1,180,143
Total liabilities and shareholders' equity	$10,236,065	$9,920,633	$10,120,742	$9,865,315

Park National Corporation
50 N. Third Street, Newark, Ohio 43055
www.parknationalcorp.com

PARK NATIONAL CORPORATION
Consolidated Statements of Income - Linked Quarters

	2025	2025	2025	2024	2024
(in thousands, except per share data)	3rd QTR	2nd QTR	1st QTR	4th QTR	3rd QTR

Interest income:
Interest and fees on loans	$126,648	$125,543	$120,648	$120,870	$120,203
Interest on debt securities:
Taxable	5,644	6,693	7,130	8,641	10,228
Tax-exempt	1,520	1,503	1,269	1,351	1,381
Other interest income	5,140	2,757	3,153	2,751	1,996
Total interest income	138,952	136,496	132,200	133,613	133,808

Interest expense:
Interest on deposits:
Demand and savings deposits	20,499	19,055	18,436	19,802	22,762
Time deposits	5,501	5,821	6,770	7,658	7,073
Interest on borrowings	1,935	2,629	2,617	2,708	2,859
Total interest expense	27,935	27,505	27,823	30,168	32,694

Net interest income	111,017	108,991	104,377	103,445	101,114

Provision for credit losses	4,030	2,853	756	3,935	5,315

Net interest income after provision for credit losses	106,987	106,138	103,621	99,510	95,799

Other income	30,574	32,186	25,746	31,064	36,530

Other expense	79,463	78,977	78,164	83,241	85,681

Income before income taxes	58,098	59,347	51,203	47,333	46,648

Income taxes	10,940	11,228	9,046	8,703	8,431

Net income	$47,158	$48,119	$42,157	$38,630	$38,217

Per common share:
Net income - basic	$2.93	$2.98	$2.61	$2.39	$2.37
Net income - diluted	$2.92	$2.97	$2.60	$2.37	$2.35

Park National Corporation
50 N. Third Street, Newark, Ohio 43055
www.parknationalcorp.com

PARK NATIONAL CORPORATION
Detail of other income and other expense - Linked Quarters

	2025	2025	2025	2024	2024
(in thousands)	3rd QTR	2nd QTR	1st QTR	4th QTR	3rd QTR

Other income:
Income from fiduciary activities	$11,315	$11,622	$10,994	$11,122	$10,615
Service charges on deposit accounts	2,578	2,514	2,407	2,319	2,362
Other service income	3,716	3,731	2,936	3,277	3,036
Debit card fee income	6,604	6,607	6,089	6,511	6,539
Bank owned life insurance income	1,559	1,762	1,512	1,519	2,057
ATM fees	371	367	335	415	471
Pension settlement gain	—	—	—	365	5,783
Gain (loss) on the sale of OREO, net	50	27	(229)	(74)	2
Loss on sale of debt securities, net	—	—	—	(128)	—
(Loss) gain on equity securities, net	(549)	2,480	(862)	1,852	1,557
Other components of net periodic benefit income	2,344	2,344	2,344	2,651	2,204
Miscellaneous	2,586	732	220	1,235	1,904
Total other income	$30,574	$32,186	$25,746	$31,064	$36,530

Other expense:
Salaries	$38,644	$38,560	$36,216	$37,254	$38,370
Employee benefits	9,892	9,108	10,516	10,129	10,162
Occupancy expense	3,242	3,269	3,519	2,929	3,731
Furniture and equipment expense	2,219	2,234	2,301	2,375	2,571
Data processing fees	11,531	11,021	10,529	10,450	11,764
Professional fees and services	7,475	7,395	7,307	10,465	7,842
Marketing	1,507	1,295	1,528	1,949	1,464
Insurance	1,468	1,667	1,686	1,600	1,640
Communication	1,239	941	1,202	1,104	955
State tax expense	1,182	1,350	1,186	1,145	1,116
Amortization of intangible assets	248	273	274	288	287
Foundation contributions	—	—	—	—	2,000
Miscellaneous	816	1,864	1,900	3,553	3,779
Total other expense	$79,463	$78,977	$78,164	$83,241	$85,681

Park National Corporation
50 N. Third Street, Newark, Ohio 43055
www.parknationalcorp.com

PARK NATIONAL CORPORATION
Asset Quality Information

				Year ended December 31,
(in thousands, except ratios)	September 30, 2025	June 30, 2025	March 31, 2025	2024	2023	2022	2021	2020

Allowance for credit losses:
Allowance for credit losses, beginning of period	$89,785	$88,130	$87,966	$83,745	$85,379	$83,197	$85,675	$56,679
Cumulative change in accounting principle; adoption of ASU 2022-02 in 2023 and ASU 2016-13 in 2021				—	383	—	6,090	—
Charge-offs	3,926	3,959	3,605	18,334	10,863	9,133	5,093	10,304
Recoveries	1,869	2,761	3,013	8,012	5,942	6,758	8,441	27,246
Net charge-offs (recoveries)	2,057	1,198	592	10,322	4,921	2,375	(3,348)	(16,942)
Provision for (recovery of) credit losses	4,030	2,853	756	14,543	2,904	4,557	(11,916)	12,054
Allowance for credit losses, end of period	$91,758	$89,785	$88,130	$87,966	$83,745	$85,379	$83,197	$85,675

General reserve trends:
Allowance for credit losses, end of period	$91,758	$89,785	$88,130	$87,966	$83,745	$85,379	$83,197	$85,675
Allowance on accruing purchased credit deteriorated ("PCD") loans (purchased credit impaired ("PCI") loans for years 2020 and prior)	—	—	—	—	—	—	—	167
Allowance on purchased loans excluded from collectively evaluated loans (for years 2020 and prior)	N.A.	N.A.	N.A.	N.A.	N.A.	N.A.	N.A.	678
Specific reserves on individually evaluated loans - accrual	—	—	—	—	—	—	42	44
Specific reserves on individually evaluated loans - nonaccrual	2,580	774	1,044	1,299	4,983	3,566	1,574	5,390
General reserves on collectively evaluated loans	$89,178	$89,011	$87,086	$86,667	$78,762	$81,813	$81,581	$79,396

Total loans	$7,992,753	$7,963,221	$7,883,735	$7,817,128	$7,476,221	$7,141,891	$6,871,122	$7,177,785
Accruing PCD loans (PCI loans for years 2020 and prior)	1,993	2,004	2,139	2,174	2,835	4,653	7,149	11,153
Purchased loans excluded from collectively evaluated loans (for years 2020 and prior)	N.A.	N.A.	N.A.	N.A.	N.A.	N.A.	N.A.	360,056
Individually evaluated loans - accrual (k)	—	14,019	13,935	15,290	—	11,477	17,517	8,756
Individually evaluated loans - nonaccrual	72,418	46,547	47,718	53,149	45,215	66,864	56,985	99,651
Collectively evaluated loans	$7,918,342	$7,900,651	$7,819,943	$7,746,515	$7,428,171	$7,058,897	$6,789,471	$6,698,169

Asset Quality Ratios:
Net charge-offs (recoveries) as a % of average loans	0.10%	0.06%	0.03%	0.14%	0.07%	0.03%	(0.05)%	(0.24)%
Allowance for credit losses as a % of period end loans	1.15%	1.13%	1.12%	1.13%	1.12%	1.20%	1.21%	1.19%
General reserve as a % of collectively evaluated loans	1.13%	1.13%	1.11%	1.12%	1.06%	1.16%	1.20%	1.19%

Nonperforming assets:
Nonaccrual loans	$89,593	$63,080	$61,929	$68,178	$60,259	$79,696	$72,722	$117,368
Accruing troubled debt restructurings (for years 2022 and prior) (k)	N.A.	N.A.	N.A.	N.A.	N.A.	20,134	28,323	20,788
Loans past due 90 days or more	978	2,427	1,219	1,754	859	1,281	1,607	1,458
Total nonperforming loans	$90,571	$65,507	$63,148	$69,932	$61,118	$101,111	$102,652	$139,614
Other real estate owned	638	638	119	938	983	1,354	775	1,431
Other nonperforming assets	—	—	—	—	—	—	2,750	3,164
Total nonperforming assets	$91,209	$66,145	$63,267	$70,870	$62,101	$102,465	$106,177	$144,209
Percentage of nonaccrual loans to period end loans	1.12%	0.79%	0.79%	0.87%	0.81%	1.12%	1.06%	1.64%
Percentage of nonperforming loans to period end loans	1.13%	0.82%	0.80%	0.89%	0.82%	1.42%	1.49%	1.95%
Percentage of nonperforming assets to period end loans	1.14%	0.83%	0.80%	0.91%	0.83%	1.43%	1.55%	2.01%
Percentage of nonperforming assets to period end total assets	0.92%	0.66%	0.64%	0.72%	0.63%	1.04%	1.11%	1.55%

Note: Explanations for footnotes (a) - (k) are included at the end of the financial tables in the "Financial Reconciliations" section.
Park National Corporation
50 N. Third Street, Newark, Ohio 43055
www.parknationalcorp.com

PARK NATIONAL CORPORATION
Asset Quality Information (continued)

				Year ended December 31,
(in thousands, except ratios)	September 30, 2025	June 30, 2025	March 31, 2025	2024	2023	2022	2021	2020

New nonaccrual loan information:
Nonaccrual loans, beginning of period	$63,080	$61,929	$68,178	$60,259	$79,696	$72,722	$117,368	$90,080
New nonaccrual loans	37,829	13,898	14,767	65,535	48,280	64,918	38,478	103,386
Resolved nonaccrual loans	11,316	12,747	21,016	57,616	67,717	57,944	83,124	76,098
Nonaccrual loans, end of period	$89,593	$63,080	$61,929	$68,178	$60,259	$79,696	$72,722	$117,368

Individually evaluated nonaccrual commercial loan portfolio information (period end):
Unpaid principal balance	$75,545	$50,048	$51,134	$58,158	$47,564	$68,639	$57,609	$100,306
Prior charge-offs	3,127	3,501	3,416	5,009	2,349	1,775	624	655
Remaining principal balance	72,418	46,547	47,718	53,149	45,215	66,864	56,985	99,651
Specific reserves	2,580	774	1,044	1,299	4,983	3,566	1,574	5,390
Book value, after specific reserves	$69,838	$45,773	$46,674	$51,850	$40,232	$63,298	$55,411	$94,261

Note: Explanations for footnotes (a) - (k) are included at the end of the financial tables in the "Financial Reconciliations" section.

Park National Corporation
50 N. Third Street, Newark, Ohio 43055
www.parknationalcorp.com

PARK NATIONAL CORPORATION
Financial Reconciliations
NON-GAAP RECONCILIATIONS
	THREE MONTHS ENDED			NINE MONTHS ENDED
(in thousands, except share and per share data)	September 30, 2025	June 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Net interest income	$111,017	$108,991	$101,114	$324,385	$294,574
less purchase accounting accretion related to NewDominion and Carolina Alliance acquisitions	164	168	281	507	904
less interest income on former Vision Bank relationships	5	1,006	9	2,030	16
Net interest income - adjusted	$110,848	$107,817	$100,824	$321,848	$293,654

Provision for credit losses	$4,030	$2,853	$5,315	$7,639	$10,608
less recoveries on former Vision Bank relationships	(3)	(717)	(234)	(1,817)	(1,304)
Provision for credit losses - adjusted	$4,033	$3,570	$5,549	$9,456	$11,912

Other income	$30,574	$32,186	$36,530	$88,506	$91,524
less loss on sale of debt securities, net	—	—	—	—	(398)
less pension settlement gain	—	—	5,783	—	5,783
less impact of strategic initiatives	778	18	—	(118)	658
less Vision related (loss) gain on the sale of OREO, net	—	—	1	(229)	115
less other service income related to former Vision Bank relationships	325	—	—	328	13
Other income - adjusted	$29,471	$32,168	$30,746	$88,525	$85,353

Other expense	$79,463	$78,977	$85,681	$236,604	$238,098
less core deposit intangible amortization related to NewDominion and Carolina Alliance acquisitions	248	273	287	795	927
less Foundation contribution	—	—	2,000	—	2,000
less building demolition costs	—	—	349	—	414
less direct expenses related to collection of payments on former Vision Bank loan relationships	—	239	—	515	—
Other expense - adjusted	$79,215	$78,465	$83,045	$235,294	$234,757

Tax effect of adjustments to net income identified above (i)	$(216)	$(293)	$(771)	$(635)	$(1,061)

Net income - reported	$47,158	$48,119	$38,217	$137,434	$112,790
Net income - adjusted (h)	$46,347	$47,015	$35,316	$135,044	$108,797

Diluted earnings per common share	$2.92	$2.97	$2.35	$8.48	$6.95
Diluted earnings per common share, adjusted (h)	$2.87	$2.90	$2.17	$8.33	$6.70

Annualized return on average assets (a)(b)	1.83%	1.92%	1.53%	1.82%	1.53%
Annualized return on average assets, adjusted (a)(b)(h)	1.80%	1.87%	1.42%	1.78%	1.47%

Annualized return on average tangible assets (a)(b)(e)	1.86%	1.95%	1.56%	1.85%	1.55%
Annualized return on average tangible assets, adjusted (a)(b)(e)(h)	1.83%	1.90%	1.44%	1.81%	1.50%

Annualized return on average shareholders' equity (a)(b)	14.19%	14.96%	12.56%	14.21%	12.77%
Annualized return on average shareholders' equity, adjusted (a)(b)(h)	13.95%	14.62%	11.61%	13.96%	12.31%

Annualized return on average tangible equity (a)(b)(c)	16.19%	17.12%	14.52%	16.26%	14.82%
Annualized return on average tangible equity, adjusted (a)(b)(c)(h)	15.91%	16.73%	13.42%	15.97%	14.30%

Efficiency ratio (g)	55.85%	55.68%	61.98%	57.03%	61.38%
Efficiency ratio, adjusted (g)(h)	56.18%	55.78%	62.83%	57.06%	61.64%

Annualized net interest margin (g)	4.72%	4.75%	4.45%	4.70%	4.37%
Annualized net interest margin, adjusted (g)(h)	4.71%	4.70%	4.43%	4.66%	4.36%
Note: Explanations for footnotes (a) - (k) are included at the end of the financial tables in the "Financial Reconciliations" section.
Park National Corporation
50 N. Third Street, Newark, Ohio 43055
www.parknationalcorp.com

PARK NATIONAL CORPORATION
Financial Reconciliations (continued)

(a) Reported measure uses net income.
(b) Averages are for the three months ended September 30, 2025, June 30, 2025, and September 30, 2024 and the nine months ended September 30, 2025 and September 30, 2024, as appropriate.
(c) Net income for each period divided by average tangible equity during the period. Average tangible equity equals average shareholders' equity during the applicable period less average goodwill and other intangible assets during the applicable period.

RECONCILIATION OF AVERAGE SHAREHOLDERS' EQUITY TO AVERAGE TANGIBLE EQUITY:
	THREE MONTHS ENDED			NINE MONTHS ENDED
	September 30, 2025	June 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
AVERAGE SHAREHOLDERS' EQUITY	$1,318,277	$1,290,041	$1,210,565	$1,293,035	$1,180,143
Less: Average goodwill and other intangible assets	162,400	162,664	163,509	162,666	163,820
AVERAGE TANGIBLE EQUITY	$1,155,877	$1,127,377	$1,047,056	$1,130,369	$1,016,323

(d) Tangible equity divided by common shares outstanding at period end. Tangible equity equals total shareholders' equity less goodwill and other intangible assets, in each case at the end of the period.

RECONCILIATION OF TOTAL SHAREHOLDERS' EQUITY TO TANGIBLE EQUITY:
	September 30, 2025	June 30, 2025	September 30, 2024
TOTAL SHAREHOLDERS' EQUITY	$1,331,821	$1,294,480	$1,239,413
Less: Goodwill and other intangible assets	162,237	162,485	163,320
TANGIBLE EQUITY	$1,169,584	$1,131,995	$1,076,093

(e) Net income for each period divided by average tangible assets during the period. Average tangible assets equal average assets less average goodwill and other intangible assets, in each case during the applicable period.

RECONCILIATION OF AVERAGE ASSETS TO AVERAGE TANGIBLE ASSETS
	THREE MONTHS ENDED			NINE MONTHS ENDED
	September 30, 2025	June 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
AVERAGE ASSETS	$10,236,065	$10,078,461	$9,920,633	$10,120,742	$9,865,315
Less: Average goodwill and other intangible assets	162,400	162,664	163,509	162,666	163,820
AVERAGE TANGIBLE ASSETS	$10,073,665	$9,915,797	$9,757,124	$9,958,076	$9,701,495

(f) Tangible equity divided by tangible assets. Tangible assets equal total assets less goodwill and other intangible assets, in each case at the end of the period.

RECONCILIATION OF TOTAL ASSETS TO TANGIBLE ASSETS:
	September 30, 2025	June 30, 2025	September 30, 2024
TOTAL ASSETS	$9,862,068	$9,949,578	$9,903,049
Less: Goodwill and other intangible assets	162,237	162,485	163,320
TANGIBLE ASSETS	$9,699,831	$9,787,093	$9,739,729

Park National Corporation
50 N. Third Street, Newark, Ohio 43055
www.parknationalcorp.com

PARK NATIONAL CORPORATION
Financial Reconciliations (continued)

(g) Efficiency ratio is calculated by dividing total other expense by the sum of fully taxable equivalent net interest income and other income. Fully taxable equivalent net interest income reconciliation is shown assuming a 21% corporate federal income tax rate. Additionally, net interest margin is calculated on a fully taxable equivalent basis by dividing fully taxable equivalent net interest income by average interest earning assets, in each case during the applicable period.

RECONCILIATION OF FULLY TAXABLE EQUIVALENT NET INTEREST INCOME TO NET INTEREST INCOME
	THREE MONTHS ENDED			NINE MONTHS ENDED
	September 30, 2025	June 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Interest income	$138,952	$136,496	$133,808	$407,648	$389,352
Fully taxable equivalent adjustment	685	675	594	1,967	1,815
Fully taxable equivalent interest income	$139,637	$137,171	$134,402	$409,615	$391,167
Interest expense	27,935	27,505	32,694	83,263	94,778
Fully taxable equivalent net interest income	$111,702	$109,666	$101,708	$326,352	$296,389

(h) Adjustments to net income for each period presented are detailed in the non-GAAP reconciliations of net interest income, provision for credit losses, other income, other expense and tax effect of adjustments to net income.
(i) The tax effect of adjustments to net income was calculated assuming a 21% corporate federal income tax rate.
(j) Pre-tax, pre-provision ("PTPP") net income is calculated as net income, plus income taxes, plus the provision for credit losses, in each case during the applicable period. PTPP net income is a common industry metric utilized in capital analysis and review. PTPP is used to assess the operating performance of Park while excluding the impact of the provision for credit losses.

RECONCILIATION OF PRE-TAX, PRE-PROVISION NET INCOME
	THREE MONTHS ENDED			NINE MONTHS ENDED
	September 30, 2025	June 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Net income	$47,158	$48,119	$38,217	$137,434	$112,790
Plus: Income taxes	10,940	11,228	8,431	31,214	24,602
Plus: Provision for credit losses	4,030	2,853	5,315	7,639	10,608
Pre-tax, pre-provision net income	$62,128	$62,200	$51,963	$176,287	$148,000

(k) Effective January 1, 2023, Park adopted Accounting Standards Update ("ASU") 2022-02. Among other things, this ASU eliminated the concept of troubled debt restructurings ("TDRs"). As a result of the adoption of this ASU and elimination of the concept of TDRs, total nonperforming loans ("NPLs") and total nonperforming assets ("NPAs") each decreased by $20.1 million effective January 1, 2023. Additionally, as a result of the adoption of this ASU, accruing individually evaluated loans decreased by $11.5 million effective January 1, 2023.
Park National Corporation
50 N. Third Street, Newark, Ohio 43055
www.parknationalcorp.com